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                                                                   Exhibit 6


          Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 8 to the Registration Statement (Form S-6 No. 33-76434) pertaining to the Lincoln Life Flexible Premium Variable Life Account J, and to the use therein of our reports dated (a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 30, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account J.

                                           /s/ Ernst & Young, LLP


Fort Wayne, Indiana
April 27, 1999